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                                  PRESS RELEASE

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Contact:   Dental Resources, Inc.
           530 South River Street
           Delano, Minnesota 55328
           Doug Murphy, Chief Executive Officer
           Phone: 1-800-328-1276




            DENTAL RESOURCES, INC. AND APOLLO DIAMOND, INC. ANNOUNCE
                         TERMINATION OF MERGER AGREEMENT

Minneapolis, Minnesota, December 11, 2001---Dental Resources, Inc., Delano, MN (DTLL: OTC BB) and Apollo Diamond, Inc. announced their mutual termination of an Agreement and Plan of Reorganization dated August 10, 2001 pursuant to which Apollo Diamond, Inc. was to merge with and into Dental Resources, Inc. ("Dental"). The merger would have resulted in Apollo becoming a public company. The parties cited the condition of the capital markets and the general economic climate for their decision to terminate the merger.

Dental is engaged in the manufacturing and marketing of dental related products to dentists, dental clinics, hospitals and dental laboratories. Dental was incorporated in Minnesota in 1976. It became a public reporting company last year. Its shares are quoted on the Over The Counter Bulletin Board (OTC BB) under the ticker symbol DTLL.